Exhibit 10.11

FIRST NIAGARA BANK
EXECUTIVE CHANGE IN CONTROL SEVERANCE PLAN

Amendment Number One

The First Niagara Bank Executive Change in Control Severance Plan, effective as of January 1, 2015 (the “Plan”), is hereby amended in accordance with the following:

1.	The portion of Section 5.1 preceding Section 5.1(a) is hereby amended and restated in its entirety to read as follows:
“Section 5.1    Severance Compensation and Benefits. In the event of a Qualifying Termination of an eligible Participant with an effective date that is during a CIC Protection Period, and except as otherwise provided by this Article 5 or by Section 8.2(b), the Participant will be entitled to:”

2.	A new subsection “(c)” is hereby added to Section 5.2, which shall provide in its entirety as follows:
“(c)    Any amendment to this Section 5.2 is subject to the limitation set forth in Section 8.2(b).”

3.	A new subsection “(c)” is hereby added to Section 5.3, which shall provide in its entirety as follows:
“(c)    Any amendment to this Section 5.3 is subject to the limitation set forth in Section 8.2(b).”

4.	Section 5.4 is hereby amended to add the following at the end thereof:
“Any amendment to this Section 5.4 is subject to the limitation set forth in Section 8.2(b).”

5.	Section 5.5 is hereby amended to add the following at the end thereof:
“Any amendment to this Section 5.5 is subject to the limitation set forth in Section 8.2(b).”

6.	Section 5.6 is hereby amended to add the following at the end thereof:
“Any amendment to this Section 5.6 is subject to the limitation set forth in Section 8.2(b).”

7.	Section 5.7 is hereby amended to add the following at the end thereof:
“Any amendment to this Section 5.7 is subject to the limitation set forth in Section 8.2(b).”

8.	A new subsection “(e)” is hereby added to Section 5.8, which shall provide in its entirety as follows:

“(e)    Any amendment to this Section 5.8 is subject to the limitation set forth in Section 8.2(b).”

9.	A new Section 5.9 is hereby added, which shall provide in its entirety as follows:
Section 5.9    Death.
(a)    In the event of the death of a Participant following his or her Qualifying Termination, the legal representative of the Participant’s estate shall be entitled to receive the unpaid portion, if any, as of the date of the Participant’s death, of the compensation to which the Participant was entitled to receive pursuant to Section 5.1, and as described (if applicable) by Section 5.2 (CIC Severance), Section 5.3 (Annual Bonus), Section 5.5 (Indemnification), Section 5.6 (Equity Compensation) and Section 5.7 (Qualified Plans), and all subject to Section 5.8 (Golden Parachute Adjustments); provided, however, following the death of a Participant, the Fringe Benefits to which the Participant was entitled under Section 5.4 (Benefits Continuation) shall be provided as described in such Section.
(b)    For purposes of Section 5.6 (Equity Compensation), any vested but unexercised stock options or stock appreciation rights, to the extent exercisable by the Participant as of the date of his or her death, may be exercised by the legal representative of the Participant’s estate, or by a person who acquired such stock option or stock appreciation right by bequest or inheritance, subject to and in accordance with the terms thereof.
(c)    Any payments to be made to the legal representative of the Participant’s estate, and the right of the legal representative of the Participant’s estate or other person to exercise any of the Participant’s stock options or stock appreciation rights, shall be subject to the legal representative or other person, as applicable, providing to the Company, on a timely basis, letters testamentary or equivalent proof of the right of such legal representative or other person, as well as any other documentation reasonably requested by the Company.

10.	Section 8.2(b) is hereby amended and restated in its entirety to read as follows:
“(b)    Change in Control Limitation. Notwithstanding Section 8.2(a), if there is an amendment, modification or termination of the Plan during the period commencing on the date that is 12 months before the date on which a Change in Control occurs and ending on the last day of the applicable CIC Protection Period (the “Limitation Period”), such amendment, modification or termination will not apply to a Participant who has a Qualifying Termination during such CIC Protection Period to the extent that the amendment, modification or termination reduces the compensation or benefits to be paid or provided to the Participant under Article 5 as a result of such Qualifying Termination from the amount or level of such compensation or benefit that would be determined under the terms of the Plan most favorable to the Participant as in effect since the beginning of the Limitation Period through the date of the Participant’s Qualifying Termination.”
The undersigned officer of First Niagara Financial Group, Inc. and First Niagara Bank, N.A., hereby certifies this document to be a true and complete copy of Amendment Number One to the Plan, as adopted by the respective Compensation Committees of their Board of Directors on March 14, 2015.

March 14, 2015	/s/ Kate White
Kate White
EVP, Managing Director Human Resources and Corporate Communications